Exhibit 99.1

Arch Therapeutics Provides Corporate Update

90-Day Report Card for Commercialization Effort

FRAMINGHAM, MA – October 13, 2021 – Arch Therapeutics, Inc. (OTCQB: ARTH) (“Arch” or the “Company”), a marketer and developer of novel self-assembling wound care and biosurgical devices, today provided a corporate update at the LD Micro Main Event XIV investor conference in Los Angeles, CA. The presentation slides will be publicly available through the SEC website as an attachment to the Form 8-K filed in connection with this press release as well as on the corporate website at www.ir.archtherapeutics.com/presentations.

Among other noted achievements, the Company announced its first sale into a Veterans Administration (“VA”) hospital through its new distribution partner, Lovell Government Services (“LGS”), a respected and recognized Service-Disabled Veteran-Owned Small Business (“SDVOSB”). This milestone, while admittedly a single small step, stems from the continued deployment and execution of the revamped commercialization effort led by new team members, including Dan Yrigoyen, who joined Arch Therapeutics 90-days ago as Head of Sales. Other important recent developments include, i) continued slowly improving access to hospitals, clinics, and other healthcare facilities; ii) inclusion on multiple purchasing schedules through LGS necessary to transact business with VA hospitals and other government channel facilities; and iii) launch of the recently announced pilot program, which represents the critical next step forward in the Company’s non-government go to market strategy.

“The progress made in the overall development of the Company’s commercialization plan over the last ninety days has been remarkable. Working together, the new team made steady progress in the execution of our go to market strategy for both the government and commercial channels,” stated Terry Norchi, MD, Chief Executive Officer of Arch Therapeutics. “While early results are expected to be modest, we have cleared some important hurdles. We remain focused on leveraging our new capabilities and initiatives to drive incremental revenue going forward. It is truly an exciting time as we continue to drive our mission to provide superior outcomes to patients, including veterans who struggle with painful and disruptive challenging wounds,” concluded Dr. Norchi.

About Arch Therapeutics, Inc.

Arch Therapeutics, Inc. is a biotechnology company developing a novel approach to stop bleeding (hemostasis), control leaking (sealant) and manage wounds during surgery, trauma, and interventional care. Arch is developing products based on an innovative self-assembling barrier technology platform with the goal of making care faster and safer for patients. Arch has received regulatory authorization to market AC5® Advanced Wound System and AC5 Topical Hemostat as medical devices in the United States and Europe, respectively. Arch's development stage product candidates include AC5-G, AC5-V and AC5 Surgical Hemostat, among others.1,2

1 AC5-G, AC5-V, and AC5 Surgical Hemostat are currently investigational devices limited by law to investigational use.

2 AC5, AC5-G, AC5-V and associated logos are trademarks and/or registered trademarks of Arch Therapeutics, Inc. and/or its subsidiaries.

Notice Regarding Forward-Looking Statements

This news release contains “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, references to novel technologies and methods, our ability to recruit additional field sales representatives and their effectiveness, our business and product development plans and projections, or market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing new products or technologies and operating as a development stage company, our ability to retain important members of our management team and attract other qualified personnel, our ability to raise the additional funding we will need to continue to pursue our business and product development plans, our ability to obtain required regulatory approvals, our ability to produce commercial quantities of our products within projected timeframes, our ability to obtain the inclusion of our AC5® Advanced Wound System on targeted federal supply schedules, our ability to develop and commercialize products based on our technology platform, and market conditions, and our ability to establish additional commercialization partnerships and build a critical mass of field sales representatives. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents we file with the SEC, available at www.sec.gov.

Contact:

ARTH Investor Relations

Toll Free: +1-855-340-ARTH (2784) (US and Canada)

Email: investors@archtherapeutics.com

Website: www.archtherapeutics.com

or

Michael Abrams

Chief Financial Officer

Arch Therapeutics, Inc.

Phone: 617-431-2333

Email: mabrams@archtherapeutics.com